UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2017

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On January 26, 2017, Costco Wholesale Corporation (the “Company”) held its 2017 Annual Meeting of Shareholders. There were 439,343,299 shares of common stock entitled to be voted; 370,669,011 shares were voted in person or by proxy. Shareholders voted on the following matters:

1.	The election of each of the four Class III directors nominated by the Board of Directors to hold office until the 2020 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	The ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2017;

3.	The approval, on an advisory basis, of the compensation of the Company’s executive officers for fiscal year 2016 as disclosed in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on December 16, 2016; and

4.	The approval, on an advisory basis, of holding the frequency of advisory votes on executive compensation.

Proposals 1-3 were approved. For proposal 4, the one-year option was approved. The preliminary results of the votes are set forth below:

Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Susan L. Decker	298,443,388	5,977,456	66,248,167
Richard A. Galanti	265,323,249	39,097,595	66,248,167
John W. Meisenbach	280,189,901	24,230,943	66,248,167
Charles T. Munger	262,096,857	42,323,987	66,248,167

Ratification of the Selection of Auditors

For	Against	Abstain	Broker Non-Votes
366,776,871	3,449,345	442,795	66,248,167

Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
293,319,699	10,308,795	792,350	66,248,167

Advisory Vote on frequency of Executive Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
279,182,221	639,879	23,926,934	671,810	66,248,167

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on January 31, 2017.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

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